UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
April 26, 2023
Date of Report (Date of earliest event reported)
THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)
(888) 762-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $5.00	PNC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Michael J. Ward did not stand for re-election to the Board of Directors (the “Board”) of The PNC Financial Services Group, Inc. (“PNC”) at the annual meeting of shareholders of PNC held on April 26, 2023, as he had reached the mandatory retirement age set forth in PNC’s corporate governance guidelines.

Item 5.07. Submission of Matters to a Vote of Security Holders

An annual meeting of shareholders of PNC was held on April 26, 2023 for the purpose of considering and acting upon the following matters:

(1) The election of the 13 director nominees named in PNC’s proxy statement to serve until the next annual meeting and until their successors are elected and qualified;

(2) The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2023;

(3) An advisory vote to approve the compensation of PNC’s named executive officers; and

(4) An advisory vote to approve the frequency of future advisory votes on the compensation of PNC’s named executive officers.

The final voting results for each proposal, as certified by the judge of election for the annual meeting, are described below. Fractional shares have been rounded as appropriate. For beneficial owners holding PNC shares at a bank or brokerage institution, a “broker non- vote” occurred if the owner failed to give voting instructions and the bank or broker was restricted from voting on the owner’s behalf under New York Stock Exchange rules.

(1) The 13 director nominees named in PNC’s proxy statement were elected.

Nominee	For	%	Against	%	Abstain	Broker Non-Votes
Joseph Alvarado	322,616,732	99.18%	2,654,893	0.82%	2,347,611	33,946,688
Debra A. Cafaro	312,542,023	96.03%	12,917,591	3.97%	2,159,622	33,946,688
Marjorie Rodgers Cheshire	321,182,542	98.72%	4,179,060	1.28%	2,257,634	33,946,688
William S. Demchak	310,647,281	95.57%	14,383,128	4.43%	2,588,827	33,946,688
Andrew T. Feldstein	314,539,857	96.68%	10,805,869	3.32%	2,273,510	33,946,688
Richard J. Harshman	316,046,717	97.14%	9,295,551	2.86%	2,276,968	33,946,688
Daniel R. Hesse	309,343,834	95.10%	15,923,051	4.90%	2,352,351	33,946,688
Renu Khator	323,600,276	99.51%	1,580,753	0.49%	2,438,207	33,946,688
Linda R. Medler	324,059,532	99.60%	1,317,750	0.40%	2,241,954	33,946,688
Robert A. Niblock	321,019,035	98.68%	4,302,271	1.32%	2,297,930	33,946,688
Martin Pfinsgraff	323,995,494	99.60%	1,284,972	0.40%	2,338,770	33,946,688
Bryan S. Salesky	323,763,353	99.56%	1,421,920	0.44%	2,433,963	33,946,688
Toni Townes-Whitley	319,244,240	98.10%	6,173,337	1.90%	2,201,659	33,946,688

(2) The Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2023 was ratified.

For	%	Against	%	Abstain	Broker Non-Votes
353,569,504	98.34%	5,979,548	1.66%	2,016,872	0

(3) The compensation of PNC's named executive officers was approved on an advisory basis.

For	%	Against	%	Abstain	Broker Non-Votes
258,675,595	79.80%	65,461,648	20.20%	3,481,993	33,946,688

(4) A frequency of one year for future advisory votes on the compensation of PNC’s named executive officers was approved on an advisory basis.

One Year	%	Two Years	%	Three Years	%	Abstain	Broker Non-Votes
321,016,739	98.83%	641,525	0.20%	3,159,869	0.97%	2,801,103	33,946,688

With respect to all of the preceding matters, holders of PNC common stock and voting preferred stock voted together as a single class. As of February 3, 2023, the record date for the annual meeting, there were 399,757,148 possible votes. The table below sets forth, as of February 3, 2023, the number of shares of each class or series of stock that were issued and outstanding and entitled to vote, the number of votes per share and the aggregate voting power of each class or series. The number of votes per share reflected below for the voting preferred stock is equal to the number of full shares of PNC common stock that can be acquired upon conversion of one share of voting preferred stock.

Title of Class or Series	Number of Shares Entitled to Vote	Votes Per Share	Aggregate Voting Power
Common Stock	399,753,124	1	399,753,124
$1.80 Cumulative Convertible Preferred Stock - Series B	503	8	4,024

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)
Date:	May 2, 2023	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller